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EX-21

LIST OF SUBSIDIARIES OF COMPASS BANCSHARES, INC.

                            LIST OF SUBSIDIARIES OF
                            COMPASS BANCSHARES, INC.


Name of Subsidiary                          Place of Incorporation
------------------                          ----------------------

Central Bank of the South                   Alabama
Compass Bank                                Alabama
Compass Banks of Texas, Inc.                Delaware
Compass Bancorporation of Texas, Inc.       Delaware
Compass Bank                                Texas